				Exhibit 99.1
($ millions)

	Twelve Months Ended
	Dec 15	Mar 15	Mar 14	Mar 13	Mar 12

Cash provided by operating activities [1]	$493	$568	$437	$303	$497
Allocation of debt redemption payments	—	98	—	216	—
Interest expense, net of certain non-cash items	46	54	50	48	41
Current tax expense	21	25	19	6	23
Gain on investments	13	51	27	38	20
Net change of other assets and liabilities	84	(111)	84	(56)	4

EBITDA, Bank Defined	$657	$685	$617	$555	$585

[1] See annual report on Form 10-K for the respective years then ended and the quarterly report on Form 10-Q for the respective quarters.

EBITDA, Bank Defined, a liquidity measure, is the measure of EBITDA that is used in the financial covenants of our bank credit agreement.